                        Registration No. ________________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OHM CORPORATION
             (Exact name of registrant as specified in its charter)

              OHIO                                          34-1503050
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                 16406 U.S. Route 224 East, Findlay, Ohio 45840
           (Address of Principal Executive Offices Including Zip Code)

                                 OHM CORPORATION
                             1986 STOCK OPTION PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 9, 1996)
                            (Full title of the plan)

                                  James L. Kirk
          Chairman of the Board, President and Chief Executive Officer
                                 OHM Corporation
                            16406 U.S. Route 224 East
                               Findlay, Ohio 45840
                     (Name and address of agent for service)

                                 (419) 423-3529
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                     Proposed
                                                          Proposed                    maximum
Title of securities           Amount to be            maximum offering          aggregate offering             Amount of
to be registered             registered (1)          price per share (2)             price (2)             registration fee
================================================================================================================================
Common Stock,                  1,000,000                     $7.69                   $7,690,000                $2,330.30
$0.10 par value per
share
================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock, $0.10 par value per share (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the 1986 Stock Option Plan (as amended and restated as of May 9, 1996) (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on October 28, 1996, which date is within five business days prior to filing.

                         Exhibit Index Appears on Page 7




                               Page 1 of 11 Pages

                                     Part II

         This Registration Statement relates to 1,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of OHM Corporation (the "Registrant"), being registered for use under Registrant's 1986 Stock Option Plan, as amended and restated as of May 9, 1996 (the "Plan").


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-09654); Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 (File No. 1-09654); and the description of Common Stock contained in the Registration Statement on Form 8-A filed on August 4, 1987 (File No. 1-09654).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         -------------------------

         Not applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article V of the Registrant's Regulations provides that the Registrant shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article V of the Regulations is set forth in Section (a) under the caption "Indemnification of Directors and Officers" in the Registration Statement on Form S-8 (File No. 33-55371) that was filed with the Commission on September 2, 1994.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

         The Registrant has entered into amended and restated indemnification agreements with its directors and officers that indemnify them against many of the types of claims that may be made against them. A Form of Amended and Restated Indemnification Agreement was filed as Exhibit 10.9 to the Registrant's Form 10-K for the year ended December 31, 1995.


Item 7.   Exemption from Registration Claims
          ----------------------------------

         Not Applicable.


                               Page 2 of 11 Pages

Item 8.  Exhibits
         --------

         4.1 OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 9, 1996, which is incorporated by reference from Annex 1 of the Registrant's Proxy Statement for its Annual Meeting held May 9, 1996.

         5        Opinion of George J. Lawrence.

         15       Letter to SEC Re Unaudited Financial Information.

         23(a)    Consent of Ernst & Young LLP.

         23(b)    Consent of Counsel -- See Exhibit 5.

         24       Power of Attorney.


Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                               Page 3 of 11 Pages

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               Page 4 of 11 Pages

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on October 30, 1996.


                                           OHM CORPORATION



                                     By:   /s/ James L. Kirk
                                           --------------------------------
                                           James L. Kirk, Chairman of the Board,
                                           President and Chief Executive Officer

                               Page 5 of 11 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                                      Title                                        Date
      ---------                                      -----                                        ----
/s/ James L. Kirk                            Chairman of the Board of Directors,             October 30, 1996
---------------------------                  President and Chief Executive
James L. Kirk                                Officer (Principal Executive Officer)

        *                                    Vice President and Controller                   October 30, 1996
---------------------------                  (Principal Financial Officer and
Kris E. Hansel                               Principal Accounting Officer)

        *                                    Director                                        October 30, 1996
---------------------------
Victor J. Barnhart

        *                                    Director                                        October 30, 1996
---------------------------
Herbert A. Getz

        *                                    Director                                        October 30, 1996
---------------------------
Ivan W. Gorr

        *                                    Director                                        October 30, 1996
---------------------------
Charles D. Hollister

        *                                    Director                                        October 30, 1996
---------------------------
Joseph R. Kirk

        *                                    Director                                        October 30, 1996
---------------------------
James E. Koenig

        *                                    Director                                        October 30, 1996
---------------------------
Richard W. Pogue

        *                                    Director                                        October 30, 1996
---------------------------
Charles W. Schmidt


         * Pamela K.M. Beall, the undersigned attorney-in-fact, by signing her name hereto, does sign and execute this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.




October 30, 1996                    By:      /s/ Pamela K.M. Beall
                                             ---------------------
                                             Pamela K.M. Beall, Attorney-in-Fact


                               Page 6 of 11 Pages

                                  EXHIBIT INDEX
                                  -------------

                                                                                             Pagination by
                                                                                              sequential
   Exhibit                                              Exhibit                                numbering
   Number                                             Description                               system
   ------                                             -----------                               ------

     4.1 OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 9, 1996 which is incorporated by reference from Annex
                1 to Registrant's Proxy Statement for its Annual Meeting held
                May 9, 1996.

      5         Opinion of George J. Lawrence.                                                     8

     15         Letter to SEC Re Unaudited Financial Statements                                    9

    23(a)       Consent of Ernst & Young LLP.                                                     10

    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.

     24         Power of Attorney.                                                                11



                               Page 7 of 11 Pages